Exhibit 10.5

MEMC ELECTRONIC MATERIALS, INC.

2009 SPECIAL INDUCEMENT GRANT PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(for Employees with Employment Agreements)

Time-Vesting Inducement Grant

_________________, 2009

THIS AGREEMENT is effective ____________, 2009, between MEMC Electronic Materials, Inc. (the “Company”) and ____________________ (the “Participant”).

WHEREAS, the Company has adopted the MEMC Electronic Materials, Inc. 2009 Special Inducement Grant Plan (the “Plan”) to promote the interests of the Company and its stockholders by providing eligible employees of Sun Edison LLC with an appropriate incentive to encourage them to continue in the service and employ of the Company or its Affiliate upon and after the acquisition of Sun Edison LLC by the Company, and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the grant to Participants in the Plan of Restricted Stock Unit Awards; and the Company wishes to grant Restricted Stock Unit Awards to the Participant in consideration for the Participant’s Employment with the Company or its Affiliate.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock Unit Awards.  Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants to the Participant _____ Restricted Stock Units on ____________, 2009 (“Grant Date”). Each Restricted Stock Unit represents the obligation of the Company to transfer one share of Common Stock to the Participant at the time provided in this Agreement, provided such Restricted Stock Unit is vested at such time.

2. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. All capitalized terms used herein which are not defined herein shall have the meaning given to such terms in the Plan.

3. Bookkeeping Account.  Reasonably promptly after receipt by the Company of this Restricted Stock Unit Agreement executed by the Participant, the Company shall record the number of Restricted Stock Units granted hereunder to a bookkeeping account for the Participant (the “Restricted Stock Unit Account”). The Participant’s Restricted Stock Unit Account shall be debited by the number of Restricted Stock Units, if any, forfeited in accordance with this Agreement and by the number of shares of Common Stock transferred to the Participant with respect to such Restricted Stock Units in accordance with this Agreement. The Participant’s Restricted Stock Unit Account also shall be adjusted from time to time for stock dividends, stock splits and other such transactions in accordance with the Plan.

4. Terms and Conditions of Restricted Stock Unit Awards. The Restricted Stock Units evidenced hereby are subject to the following terms and conditions:

(a)

Vesting Date.

(i) All of the Restricted Stock Units granted to the Participant hereby shall become vested on the one-year anniversary date of the Grant Date.

(ii) All of the Restricted Stock Units granted to the Participant hereby shall become vested upon the death or Disability of the Participant (earlier of (i) or (ii), the “Vesting Date”).

(b)

Vesting Upon Termination of Service Without Cause or For Good Reason. Upon termination of the Participant’s Employment (i) by the Company without Cause (as defined in the Participant’s employment agreement with the Company, or if not so defined, as defined in the Plan) or (ii) by the Participant for Good Reason (as defined in the Participant’s employment agreement with the Company) before the Vesting Date, the unvested Restricted Stock Units subject to this Agreement shall fully vest upon such termination.

(c)

Forfeiture Upon Termination of Service For Cause or Without Good Reason. Except as set forth in Section 4(a), upon termination of the Participant’s Employment (i) by the Company for Cause (as defined in the Participant’s employment agreement with the Company, or if not so defined, as defined in the Plan) or (ii) by the Participant without Good Reason (as defined in the Participant’s employment agreement with the Company) before the Vesting Date, the unvested Restricted Stock Units subject to this Agreement shall be forfeited, except as the Committee may otherwise determine in its sole discretion.

5. Satisfaction of Tax Withholding and Distribution of Common Stock. On the Vesting Date, the Participant shall remit to the Company in cash an amount sufficient to satisfy the federal, state and local withholding tax requirements attributable to such vesting. Subject to the provisions below, as soon as practical after the Vesting Date, the Company shall transfer shares of Common Stock to the Participant equal in number to the Restricted Stock Units credited to the Participant’s Restricted Stock Unit Account that have vested; provided, however, that if the Participant has not remitted to the Company on the Vesting Date an amount in cash sufficient to satisfy the withholding requirements, then the Company shall transfer to the Participant shares of Common Stock equal in number to the Vested Restricted Stock Units, less that number of shares of Common Stock having a Fair Market Value on the Vesting Date sufficient to satisfy the withholding requirements attributable to such vesting. Such transfer shall be made within 5 days following the Vesting Date.

6. Source of Payment. Shares of Common Stock transferable to the Participant, or upon death to his or her beneficiary, under this Agreement shall be authorized but unissued shares. The Company shall have no duties to segregate or set aside any assets to secure the Participant’s right to receive shares of Common Stock under this Agreement. The Participant shall not have any rights with respect to transfer of shares of Common Stock under this Agreement other than the rights of employees seeking past wages from the Company.

7. Units Non-Transferable. Restricted Stock Units awarded hereunder shall not be transferable by the Participant. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of the Participant under this Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by the Participant to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

8. Shareholder Rights. The Participant shall not have any of the rights of a shareholder of the Company with respect to Restricted Stock Units, such as the right to vote.

9.  Death Benefits.  In the event of the death of the Participant, the Company shall transfer shares of Common Stock equal in number to the Stock Unit Awards credited to the Participant’s Stock Unit Account to the Participant’s legal representative or beneficiaries.  Such transfer shall be made within 30 days following death.

The Participant may designate a beneficiary or beneficiaries (contingently, consecutively, or successively) of such death benefit and, from time to time, may change his or her designated beneficiary.  A beneficiary may be a trust.  A beneficiary designation shall be made in writing in a form prescribed by the Company and delivered to the Company while the Participant is alive.  If there is no designated beneficiary surviving at the death of the Participant, payment of any death benefit of the Participant shall be made to the surviving spouse of the Participant, if any, and if no such surviving spouse to the estate of the Participant.

10. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

12. Amendment. This Agreement may only be amended by mutual consent of the parties hereto by written agreement.

13. Participant Acknowledgment. By accepting this grant, the Participant acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Restricted Stock Units granted hereunder shall be final and conclusive.

MEMC ELECTRONIC MATERIALS, INC.

By:

Title:

PARTICIPANT